Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG Systems INTERNATIONAL reports results

for THIRD quarter 2016

ENGLEWOOD, COLO. (November 2, 2016) — CSG Systems International, Inc. (Nasdaq: CSGS), the trusted global partner to launch and monetize digital services, today reported results for the quarter ended September 30, 2016.

Key Highlights:

•	Third quarter 2016 financial results:
•	Total revenues were $189.3 million.
•	GAAP operating income was $36.6 million, or 19.3% of total revenues and non-GAAP operating income was $43.9 million, or 23.2% of total revenues.
•	GAAP earnings per diluted share (EPS) was $0.55. Non-GAAP EPS was $0.75.
•	Cash flows from operations were $8.7 million.
•	CSG declared its quarterly cash dividend of $0.185 per share of common stock, or a total of approximately $6 million, to shareholders.
•

During the third quarter, CSG converted approximately one million customer accounts onto its cloud-based Advanced Convergent Platform (ACP) for a total of approximately 1.6 million conversions year-to-date.  Additionally, CSG converted approximately 500,000 more customer accounts in October 2016.

“I am really pleased with how we are executing in a challenging environment,” said Bret Griess, president and chief executive officer for CSG International.  “We continue to move market share off of competitors’ solutions and onto our cloud-based platforms.  We are expanding our reach into the broadband and cable space internationally with our recent win at Cablevision Argentina, and we are strengthening and expanding our relationships with carriers around the globe with our managed services offerings.  Our successful execution on our strategy drives profitable revenue growth and long-term shareholder value.”

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November 2, 2016

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarters Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
	2016	2015	Changed	2016	2015	Changed
Revenues	$189,311	$186,960	1%	$565,789	$555,232	2%
GAAP Results:
Operating Income	$36,598	$31,021	18%	$107,263	$79,070	36%
Operating Income Margin	19.3%	16.6%	—	19.0%	14.2%	—
EPS	$0.55	$0.50	10%	$1.52	$1.17	30%
Non-GAAP Results:
Operating Income	$43,893	$40,303	9%	$130,540	$106,031	23%
Operating Income Margin	23.2%	21.6%	—	23.1%	19.1%	—
EPS	$0.75	$0.72	4%	$2.22	$1.84	21%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the third quarter of 2016 were $189.3 million, a 1% increase when compared to revenues of $187.0 million for the third quarter of 2015, and a slight decrease when compared to revenues of $190.3 million for the second quarter of 2016. The year-over-year increase in revenues is attributed to the growth of CSG’s cloud and related solutions revenues, resulting primarily from the conversion of customer accounts onto ACP over the past year.  The sequential quarterly decrease is primarily due to lower software and services revenues generated during the third quarter, which was offset to a certain degree by the continued growth in CSG’s cloud and related solutions revenues.

GAAP Results: GAAP operating income for the third quarter of 2016 was $36.6 million, or 19.3% of total revenues, compared to $31.0 million, or 16.6%, for the third quarter of 2015 and $29.4 million, or 15.4% of total revenues, for the second quarter of 2016.  GAAP EPS for the third quarter of 2016 was $0.55, as compared to $0.50 for the third quarter of 2015, and $0.33 for the second quarter of 2016.

The year-over-year increases in GAAP operating margin and GAAP EPS is mainly due to the scale benefits from adding more customer accounts to CSG’s cloud solutions, and operational cost improvements.  The sequential quarterly increase in GAAP operating margin and GAAP EPS is due mainly to the negative impact of the restructuring and reorganization changes incurred during the second quarter of 2016. In addition, in the second quarter of 2016, GAAP EPS was also negatively impacted by the loss on the repurchase of the 2010 Convertible Notes.  The repurchases were done in conjunction with the refinancing of this instrument earlier this year.

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Non-GAAP Results: Non-GAAP operating income for the third quarter of 2016 was $43.9 million, or 23.2% of total revenues, compared to $40.3 million, or 21.6%, for the third quarter of 2015, and $42.4 million, or 22.3% of total revenues for the second quarter of 2016. Non-GAAP EPS for the third quarter of 2016 was $0.75, compared to $0.72 for the third quarter of 2015, and $0.70 for the second quarter of 2016. The year-over-year increases in both non-GAAP operating margin and non-GAAP EPS is mainly attributed to the scale benefits from adding more customer accounts to CSG’s cloud solutions, and operational cost improvements.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments at September 30, 2016 were $266.1 million, compared to $286.7 million at June 30, 2016 and $240.9 million at December 31, 2015.  The quarterly decrease can be mainly attributed to the repurchase of $9 million aggregate principal amount of the 2010 Convertible Notes for approximately $17 million in September, leaving $34 million aggregate principal amount of the 2010 Convertible Notes outstanding as of September 30, 2016.

CSG generated net cash flows from operations for the third quarters ended September 30, 2016 and 2015 of $8.7 million and $25.8 million, respectively, and had non-GAAP free cash flow of $6.1 million and $20.5 million, respectively.  Cash flows from operations for the third quarter of 2016 were negatively impacted by an increase in accounts receivable, primarily related to the timing around certain recurring client payments that were delayed at quarter-end.  CSG generated net cash flows from operations for the nine months ended September 30, 2016 and 2015 of $59.5 million and $84.3 million, respectively, and had non-GAAP free cash flow of $48.0 million and $67.6 million, respectively.

2016 Financial Guidance

CSG is adjusting its financial guidance for the full year 2016 as follows:

	As of November 2, 2016	Previous
Revenues	$755 - $760 million	$745 - $760 million
GAAP EPS	$1.92 - $2.03	$1.76 - $1.86
Non-GAAP EPS	$2.79 - $2.89	$2.59 - $2.69
GAAP Net Income	$63 - $67 million	$58 - $62 million
Non-GAAP Adjusted EBITDA	$194 - $200 million	$184 - $188 million
Cash Flows From Operating Activities	$110 - $120 million	$110 - $130 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

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November 2, 2016

Conference Call

CSG will host a conference call on Wednesday, November 2, 2016, at 5:00 p.m. Eastern Time, to discuss CSG’s third quarter results for 2016. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-800-768-6570 and ask the operator for the CSG conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG International (NASDAQ: CSGS) is the trusted global partner to help clients launch and monetize communications and entertainment services in the digital age. Leveraging 30 years of experience and expertise in voice, video, data and content services, CSG delivers market-leading revenue management and customer interaction solutions in licensed and managed service models.  The company drives business transformation initiatives for the majority of the top 100 global communications service providers, including AT&T, Charter Communications, Comcast, DISH, ESPN, Media-Saturn, Orange, Reliance, SingTel Optus, Telstra, Telefonica, Vodafone, Vivo and Verizon. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately sixty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	Timing and success of previously announced client customer account migrations to CSG’s billing platform;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;

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•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Chief Communications and Investor Relations Officer

(303) 804-4065

E-mail: liz.bauer@csgi.com

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$140,221	$132,631
Short-term investments	125,917	108,305
Total cash, cash equivalents and short-term investments	266,138	240,936
Trade accounts receivable:
Billed, net of allowance of $2,906 and $3,600	201,610	178,854
Unbilled	33,934	41,110
Income taxes receivable	4,012	4,038
Other current assets	33,320	35,153
Total current assets	539,014	500,091
Non-current assets:
Property and equipment, net of depreciation of $120,813 and $112,282	30,618	35,992
Software, net of amortization of $101,176 and $95,094	30,365	35,095
Goodwill	206,887	219,724
Client contracts, net of amortization of $94,297 and $87,890	35,695	39,738
Deferred income taxes	14,239	17,462
Other assets	11,300	14,629
Total non-current assets	329,104	362,640
Total assets	$868,118	$862,731
LIABILITIES, CURRENT PORTION OF LONG-TERM DEBT CONVERSION OBLIGATION AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized discounts of $734 and $8,632	$47,123	$148,868
Client deposits	32,746	33,694
Trade accounts payable	25,348	43,392
Accrued employee compensation	58,941	59,607
Deferred revenue	48,959	41,907
Income taxes payable	2,234	8,962
Other current liabilities	17,260	22,980
Total current liabilities	232,611	359,410
Non-current liabilities:
Long-term debt, net of unamortized discounts of $24,169 and $4,738	329,581	130,262
Deferred revenue	7,726	9,828
Income taxes payable	4,392	4,413
Deferred income taxes	19	182
Other non-current liabilities	12,828	12,791
Total non-current liabilities	354,546	157,476
Total liabilities	587,157	516,886
Current portion of long-term debt conversion obligation	28,690	-
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 32,317 and 32,555 shares outstanding	672	672
Common stock warrants; 2,851 and 2,851 warrants issued and outstanding	7,310	7,310
Additional paid-in capital	397,029	503,254
Treasury stock, at cost, 34,865 and 34,601 shares	(823,963)	(814,437)
Accumulated other comprehensive income (loss):
Unrealized loss on short-term investments, net of tax	(6)	(97)
Cumulative foreign currency translation adjustments	(36,721)	(26,288)
Accumulated earnings	707,950	675,431
Total stockholders' equity	252,271	345,845
Total liabilities, current portion of long-term debt conversion obligation and stockholders' equity	$868,118	$862,731

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenues:
Cloud and related solutions	$151,217	$143,887	$451,023	$429,009
Software and services	18,634	23,231	58,964	68,301
Maintenance	19,460	19,842	55,802	57,922
Total revenues	189,311	186,960	565,789	555,232
Cost of revenues (exclusive of depreciation, shown separately below):
Cloud and related solutions	70,150	67,428	206,578	201,455
Software and services	12,230	15,244	37,057	52,912
Maintenance	11,040	9,510	32,051	29,877
Total cost of revenues	93,420	92,182	275,686	284,244
Other operating expenses:
Research and development	23,572	24,941	71,479	76,567
Selling, general and administrative	32,508	34,247	101,539	102,261
Depreciation	3,398	3,723	10,423	11,268
Restructuring and reorganization charges	(185)	846	(601)	1,822
Total operating expenses	152,713	155,939	458,526	476,162
Operating income	36,598	31,021	107,263	79,070
Other income (expense):
Interest expense	(4,398)	(2,526)	(11,876)	(8,431)
Amortization of original issue discount	(1,062)	(1,576)	(3,856)	(4,639)
Interest and investment income, net	707	278	1,698	674
Loss on repurchase of convertible notes	(332)	-	(8,651)	-
Other, net	(1,354)	746	(4,040)	426
Total other	(6,439)	(3,078)	(26,725)	(11,970)
Income before income taxes	30,159	27,943	80,538	67,100
Income tax provision	(12,265)	(11,196)	(30,303)	(28,201)
Net income	$17,894	$16,747	$50,235	$38,899

Weighted-average shares outstanding:
Basic	31,063	30,920	30,922	31,087
Diluted	32,639	33,287	33,041	33,241

Earnings per common share:
Basic	$0.58	$0.54	$1.62	$1.25
Diluted	0.55	0.50	1.52	1.17

Cash dividends declared per common share	$0.19	$0.18	$0.56	$0.53

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2016	September 30, 2015
Cash flows from operating activities:
Net income	$50,235	$38,899
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	10,423	11,268
Amortization	19,921	22,353
Amortization of original issue discount	3,856	4,639
(Gain) loss on short-term investments and other	(23)	179
Loss on repurchase of convertible notes	8,651	-
(Gain) loss on disposition of business operations	(6,611)	767
Deferred income taxes	(2,159)	(5,556)
Excess tax benefit of stock-based compensation awards	(4,622)	(2,174)
Stock-based compensation	17,273	15,775
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(16,275)	(1,869)
Other current and non-current assets	199	(6,092)
Income taxes payable/receivable	(2,750)	3,588
Trade accounts payable and accrued liabilities	(23,628)	(3,703)
Deferred revenue	5,016	6,272
Net cash provided by operating activities	59,506	84,346

Cash flows from investing activities:
Purchases of property and equipment	(11,542)	(16,776)
Purchases of short-term investments	(122,736)	(107,462)
Proceeds from sale/maturity of short-term investments	107,816	127,766
Acquisition of and investments in business, net of cash acquired	-	(962)
Acquisition of and investments in client contracts	(6,038)	(6,374)
Proceeds from the disposition of business operations	8,850	-
Net cash used in investing activities	(23,650)	(3,808)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,120	1,148
Payment of cash dividends	(18,325)	(16,811)
Repurchase of common stock	(22,455)	(64,995)
Payments on acquired asset financing	-	(829)
Proceeds from long-term debt	230,000	150,000
Payments on long-term debt	(5,625)	(125,625)
Repurchase of convertible notes	(215,657)	-
Payments of deferred financing costs	(6,744)	(2,742)
Excess tax benefit of stock-based compensation awards	4,622	2,174
Net cash used in financing activities	(33,064)	(57,680)
Effect of exchange rate fluctuations on cash	4,798	(4,405)

Net increase in cash and cash equivalents	7,590	18,453

Cash and cash equivalents, beginning of period	132,631	81,712
Cash and cash equivalents, end of period	$140,221	$100,165

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$11,165	$7,484
Income taxes	35,260	30,998

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EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Americas	86%	85%	84%
Europe, Middle East and Africa	9%	9%	11%
Asia Pacific	5%	6%	5%
Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Comcast	27%	25%	24%
Charter/Time Warner (combined for all periods)	21%	22%	21%
DISH	13%	14%	14%

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Gain (loss) on repurchase of convertible notes	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the date the equity award is granted, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based

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on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible notes are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss on the repurchase of CSG’s convertible notes is non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, and gains and losses related to the repurchase of CSG’s convertible notes, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended		Quarter Ended
	September 30, 2016		September 30, 2015
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$36,598	19.3%	$31,021	16.6%
Restructuring and reorganization charges (1)	(185)	(0.1%)	846	0.5%
Stock-based compensation (1)	5,364	2.9%	5,387	2.9%
Amortization of acquired intangible assets	2,116	1.1%	3,049	1.6%
Non-GAAP operating income	$43,893	23.2%	$40,303	21.6%

	Nine Months Ended		Nine Months Ended
	September 30, 2016		September 30, 2015
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$107,263	19.0%	$79,070	14.2%
Restructuring and reorganization charges (1)	(601)	(0.1%)	1,822	0.3%
Stock-based compensation (1)	17,352	3.1%	15,860	2.9%
Amortization of acquired intangible assets	6,526	1.1%	9,279	1.7%
Non-GAAP operating income	$130,540	23.1%	$106,031	19.1%
(1)

Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.  In addition, restructuring and reorganization charges include the impact of the gain on disposition of business operations for the nine months ended September 30, 2016.

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	September 30, 2016		September 30, 2015
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$17,894	$0.55	$16,747	$0.50
GAAP income tax provision (2)	12,265		11,196
GAAP income before income taxes	30,159		27,943
Restructuring and reorganization charges (1)	(185)		846
Stock-based compensation (1)	5,364		5,387
Amortization of acquired intangible assets	2,116		3,049
Loss on repurchase of convertible notes	332		-
Amortization of OID	1,062		1,576
Non-GAAP income before income taxes	38,848		38,801
Non-GAAP income tax provision (2)	(14,374)		(14,744)
Non-GAAP net income	$24,474	$0.75	$24,057	$0.72

CSG Systems International, Inc.

November 2, 2016

	Nine Months Ended		Nine Months Ended
	September 30, 2016		September 30, 2015
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$50,235	$1.52	$38,899	$1.17
GAAP income tax provision (2)	30,303		28,201
GAAP income before income taxes	80,538		67,100
Restructuring and reorganization charges (1)	(601)		1,822
Stock-based compensation (1)	17,352		15,860
Amortization of acquired intangible assets	6,526		9,279
Loss on repurchase of convertible notes	8,651		-
Amortization of OID	3,856		4,639
Non-GAAP income before income taxes	116,322		98,700
Non-GAAP income tax provision (2)	(43,039)		(37,506)
Non-GAAP net income	$73,283	$2.22	$61,194	$1.84
(2)

For the third quarter and nine months ended September 30, 2016 the GAAP effective income tax rates were approximately 41% and 38%, respectively, and the non-GAAP effective income tax rate was approximately 37% for both periods.

For the third quarter and nine months ended September 30, 2015, the GAAP effective income tax rates were approximately 40% and 42%, respectively, and the non-GAAP effective income tax rate was approximately 38%. The difference between the GAAP and the non-GAAP effective income tax rates relates primarily to the timing of the 2015 R&D tax credit legislation.  The anticipated quarterly benefit of the credits was included for non-GAAP purposes, but could not be reflected for GAAP purposes until the legislation was actually passed.

(3)

The outstanding diluted shares for the third quarter and nine months ended September 30, 2016 were 32.6 million and 33.0 million, respectively, and for the third quarter and nine months ended September 30, 2015 were 33.3 million and 33.2 million, respectively.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
GAAP net income	$17,894	$16,747	$50,235	$38,899
GAAP income tax provision	12,265	11,196	30,303	28,201
Interest expense (4)	4,398	2,526	11,876	8,431
Amortization of OID	1,062	1,576	3,856	4,639
Loss on repurchase of convertible notes	332	-	8,651	-
Interest and investment income and other, net	647	(1,024)	2,342	(1,100)
GAAP operating income	36,598	31,021	107,263	79,070
Restructuring and reorganization charges (1)	(185)	846	(601)	1,822
Stock-based compensation (1)	5,364	5,387	17,352	15,860
Amortization of acquired intangible assets (5)	2,116	3,049	6,526	9,279
Amortization of other intangible assets (5)	4,171	3,668	11,706	10,785
Depreciation	3,398	3,723	10,423	11,268
Adjusted EBITDA	$51,462	$47,694	$152,669	$128,084
Adjusted EBITDA as a percentage of revenues	27%	26%	27%	23%

CSG Systems International, Inc.

November 2, 2016

(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Amortization of acquired intangible assets	$2,116	$3,049	$6,526	$9,279
Amortization of other intangible assets	4,171	3,668	11,706	10,785
Amortization of deferred financing costs	594	461	1,689	2,289
Total amortization	$6,881	$7,178	$19,921	$22,353

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cash flows from operating activities	$8,740	$25,834	$59,506	$84,346
Purchases of property and equipment	(2,679)	(5,351)	(11,542)	(16,776)
Non-GAAP free cash flow	$6,061	$20,483	$47,964	$67,570

Non-GAAP Financial Measures – 2016 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2016 full year financial guidance, is as follows:

2016
Guidance
GAAP operating income margin	18.0%
Restructuring and reorganization charges (6)	(0.1%)
Stock-based compensation (7)	3.0%
Amortization of acquired intangible assets (8)	1.1%
Non-GAAP operating income ("approximately 22%")	22.0%

(6)	This represents the pretax impact of restructuring and reorganization charges of an estimated ($0.5) million on CSG’s operating income margin as a percentage of the midpoint of 2016 revenue guidance.
(7)	This represents the pretax impact of stock-based compensation expense of an estimated $23 million on CSG’s operating income margin as a percentage of the midpoint of 2016 revenue guidance.
(8)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $8.5 million on CSG’s operating income margin as a percentage of the midpoint of 2016 revenue guidance.

CSG Systems International, Inc.

November 2, 2016

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2016 full year financial guidance is as follows (in thousands, except per share amounts):

	2016 Guidance Range
	Low Range		High Range
	Amounts	EPS (10)	Amounts	EPS (10)
GAAP net income	$63,500	$1.92	$67,200	$2.03
GAAP income tax provision (9)	37,900		39,600
GAAP income before income taxes	101,400		106,800
Restructuring and reorganization charges	(500)		(500)
Stock-based compensation	23,000		23,000
Amortization of acquired intangible assets	8,500		8,500
Loss on repurchase of convertible notes	8,700		8,700
Amortization of OID	5,000		5,000
Non-GAAP income before income taxes	146,100		151,500
Non-GAAP income tax provision (9)	(54,000)		(56,000)
Non-GAAP net income	$92,100	$2.79	$95,500	$2.89

(9)	For 2016, the estimated effective income tax rate for GAAP and non-GAAP purposes are expected to be approximately 37%.

(10)	The weighted-average diluted shares outstanding are expected to be 33.1 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2016 full year financial guidance at the mid-point (in thousands, except percentages):

2016
GAAP net income	$65,000
GAAP income tax provision	39,000
Interest expense	16,000
Amortization of OID	5,000
Loss on repurchase of convertible notes	8,700
Interest and investment income and other, net	2,000
GAAP operating income	135,700
Restructuring and reorganization charges	(500)
Stock-based compensation	23,000
Amortization of acquired intangible assets	8,500
Amortization of other intangible assets	16,000
Depreciation	14,000
Adjusted EBITDA	$196,700
Adjusted EBITDA as a percentage of revenues	26%

CSG Systems International, Inc.

November 2, 2016

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2016
Cash flows from operating activities	$115,000
Purchases of property and equipment	(17,500)
Non-GAAP free cash flow	$97,500